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February 24, 2012

JPMorgan Trust I

270 Park Avenue

New York, NY 10017

Re:	JPMorgan Trust I
File Nos. 333-103022 and 811-21295

Dear Ladies and Gentlemen:

We have acted as counsel for JPMorgan Trust I, a Delaware statutory trust (the “Trust”), and its separate series, JPMorgan Global Allocation Fund, JPMorgan Global Equity Income Fund, JPMorgan Global Natural Resources Fund, JPMorgan Global Opportunities Fund, JPMorgan Growth Long/Short Fund, Highbridge Statistical Market Neutral Fund, Highbridge Dynamic Commodities Strategy Fund, JPMorgan Income Builder Fund, JPMorgan International Currency Income Fund, JPMorgan International Value SMA Fund, JPMorgan International Opportunities Plus Fund, JPMorgan International Realty Fund, JPMorgan International Small Cap Equity Fund, JPMorgan Multi-Cap Long/Short Fund, JPMorgan Research Equity Long/Short Fund, JPMorgan Research Market Neutral Fund and JPMorgan Strategic Preservation Fund (the “Funds”), in connection with Post-Effective Amendment No. 202 to the Trust’s Registration Statement on Form N-1A (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined and relied upon originals, copies or electronic mail transmissions of, among other things, the following: the Registration Statement; the Certificate of Trust of the Trust as filed with the Secretary of State of the State of Delaware; the Declaration of Trust of the Trust dated as of November 5, 2004, as amended to date; and the Bylaws of the Trust dated as of November 5, 2004, as amended to date. We have also examined such documents and questions of law as we have deemed necessary or appropriate for the purposes of the opinions expressed herein.

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Funds’ Board of Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials,

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JPMorgan Trust I
February 24, 2012

officers and representatives of the Funds on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.

Based upon the foregoing, we are of the opinion that the Funds’ shares registered under the Securities Act, when issued and sold in accordance with the terms of purchase described in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement, unless and until we revoke such consent. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations thereunder.

We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Delaware, and to the extent that any opinion herein involves the laws of the State of Delaware, such opinion should be understood to be based solely upon our review of the documents referred to above and the published statutes of the State of Delaware.

Very Truly Yours,

/s/ Dechert LLP